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                                                                   EXHIBIT 10.42

                             EMPLOYMENT AGREEMENT

          This Agreement is made and entered into as of the 18th day of November, 1996, by and between CalComp Technology, Inc., a Delaware corporation ("Company"), and Andreas Bibl ("Employee").
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                                R E C I T A L S
                                - - - - - - - -

          A. Company is engaged in the business of designing, manufacturing, assembling, distributing, selling and servicing computer peripheral products, including printers, plotters, and digitizers.

          B. In order to achieve its corporate and business objectives, Company needs experienced and knowledgeable employees.

          C. Employee is experienced in, and knowledgeable concerning, one or more aspects of the business of Company.

          D. Company and Employee desire to agree upon the terms of Employee's future employment with Company and, in addition thereto, to agree as to certain benefits of said employment,

          THEREFORE, Company and Employee hereby agree as follows:

          1.   Term.  Subject to earlier termination of Employee's employment
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pursuant to Section 6 hereof, Company and Employee agree that the term of employment will commence November 18, 1996 and end October 31, 1999.

          2.   Duties.  Employee shall perform such duties, compatible with
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Employee's position, as the President of the Company may reasonably require.
Such duties may be changed from time to time by the President. The initial duties assigned by the President shall be comparable to the Employee's former duties with Topaz Technologies, Inc.

          3.   Extent of Services.  Employee agrees to perform the services
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described in Section 2 hereof to the best of his ability, and to the satisfaction of the Board of Directors of the Company. Employee agrees to devote substantially all of his time, attention and energies to the business of the Company.

          4.   Employee Representations.  Employee hereby represents and
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warrants to the Company that (i) the execution, delivery and performance of this
Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the

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execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

          5.   Compensation and Benefits.
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               (a)  As compensation for the services to be rendered by Employee to the company as described in Section 2, during the term or any extensions hereof, the Company shall pay to Employee a minimum annual salary of $200,000 per year, payable in 26 equal installments paid once each two weeks, or otherwise as may be in accordance with the Company's payroll policy. Employee will be eligible for increases in compensation at the discretion of the Company. In addition, Employee shall participate in any supplemental pension, retirement, hospitalization, health plan, or other employee benefits which the Company may, from time to time, make generally available to employees of the Company.

               (b) Nothing contained herein shall in any manner modify, impair or affect the future right of Employee to participate in any bonus or compensation plan, or any retirement or profit sharing plan, any qualified or other stock option plan or any other employee benefit plan of the Company.

               (c) Employee shall be entitled to a vacation period each year of three (3) weeks, during which time his compensation shall be paid in full.

               (d) Employee shall be reimbursed in full for all reasonable expenses incurred during the performance of those services relating to his employment by the Company as described in Section 2 including, but without limitation, expenses incurred in the promotion of the business of the Company by entertainment, gifts, or otherwise, convention expenses, expenses incurred in connection with sales meetings, seminars, courses, trade shows and similar pursuits. The Company will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures, together with supporting vouchers. It is understood and agreed to be the parties hereto that the following expenses are not contemplated to be within the scope of reimbursable expenses, and shall be born by the Employee: personal travel expenses; home office expenses; personal telephone expenses and any other expenses not deductible by the Company for Federal income tax purposes.

               (e) Employee shall be eligible to participate in the Company's Management Incentive Compensation Plan or any successor plan. The Company reserves the right to cancel, amend, or supplement the plan at any time, in its sole discretion. Employee's bonus under the plan will depend on individual and Company performance achievements against plan for the plan year. If the employee and Company meet their respective plans, employee's participation will be at a target of 40% of employee's base annual salary, to be paid during the first quarter of the following year beginning in fiscal 1998.

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          6.  Termination.
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              (a)  Termination of Employment Without Cause.  It is specifically
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understood and agreed that the Company may elect to terminate Employee's employment hereunder or not to extend this Agreement at will in its sole and absolute discretion, for any reason whatsoever or for no reason. However, if Employee's employment with the Company is terminated by the Company without Cause (as defined below), the Company shall pay to Employee the base salary set forth in Section 5(a) hereof for a period of one year following such termination of employment at the times prescribed in Section 5(a) hereof as well as Employee's pro rata share of any bonus earned to the date of termination. For the purposes of this Agreement, "Cause" shall be defined as malfeasance, misfeasance or negligence in the conduct of Employee's duties as described in
Section 2 hereof, as determined by the President of the Company.

              (b)  Termination of Employment on Account of Death of Employee.
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If Employee dies during the course of his employment, the Estate of the Employee
(or to such other recipient as Employee may properly designate in writing to Company) will be paid the following sums of money:

                   i) By CalComp, all compensation earned but unpaid at the date of his death (including any such bonus as may be determined appropriate by the Board of Directors); and

                   ii) By the applicable insurance company (if any), any life insurance proceeds pursuant to life insurance benefits available to employee as a result of enrollment in any company-sponsored life insurance benefit.

              (c)  Termination of Employment on Account of Disability. In the
                   --------------------------------------------------
event the Company terminates this Agreement if Employee becomes permanently and totally disabled, the Company shall pay to Employee the sums of money applicable under employee benefit plans. For purposes of this Agreement, permanent and total disability shall be defined as the permanent inability to satisfactorily perform Employee's regular full time duties as determined by the physician primarily responsible for the medical treatment of Employee; provided, however, that any disability which continues without interruption for six (6) consecutive months shall be deemed total and permanent, unless in the written medical opinion of the physician primarily responsible for the medical treatment of Employee, Employee will be able to resume performing his regular full time duties within a period of six (6) months from the date on which the period of consecutive disability commenced.

          7.  Restrictive Covenants.  Employee acknowledges that certain of the
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Company's products, processes, and services are proprietary in nature and have been created, designed, built, manufactured, assembled, marketed, sold, and operated through the use of customer lists, supplier lists, trade secrets, methods of operation and other confidential information possessed by the Company and disclosed in confidence to Employee (hereinafter "Trade Secrets"), which may not be easily accessible to other persons in the trade. Employee

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also acknowledges that he will have substantial and ongoing contact with the
Company's customers and suppliers and will thereby gain knowledge of customer needs and preferences, sources of supply, methods of assembly and other valuable information necessary for the success of the Company's business. Employee therefore covenants and agrees (all of which covenants and agreements shall survive termination of this Agreement regardless of the reason therefore) as follows:

               (a) Employee agrees that he will at no time during the term of this Agreement take any action or make any statement that could discredit the reputation of the Company or its products or services.

               (b) During the term of this Agreement, Employee shall not, without the prior written consent of the Company, engage in, for the purpose of financial gain, profit, or pecuniary advantage, any business activity that competes, directly or indirectly, with the Company or is similar in nature to the business in which the Company is engaged.

               (c) Employee shall at no time during the term of this Agreement or at any time subsequent to its termination, regardless of the reason therefore, disclose to any person or entity, or use for personal gain and of the Trade Secrets or any other confidential information of or pertaining to the Company or its products and services disclosed to or obtained by Employee during the term of this Agreement. Employee further agrees that he shall not, either during the term of this Agreement or subsequent to the termination or expiration hereof, regardless of the reasons therefore, disclose or otherwise reveal any of the Trade Secrets to any person, either directly or indirectly, whether or not for compensation or other remuneration.

               (d) Within the one (1) year period immediately following the termination of this Agreement, regardless of the reason therefor, Employee shall not engage in any sales or sales promotion activity (whether or not resulting in the consummation of a purchase and sale) that concerns products of the same or similar type and use as those sold by the Company, when such sales or sales promotion activity involves any solicitation effort by Employee directed to prospective purchaser which had purchased Company products during the Term of this Agreement.

               (e) Employee shall not, within the two (2) year period following termination of this Agreement, regardless of the reason therefor, solicit any person then or theretofore employed by the Company or appointed as a representative of the Company, to join Employee as a partner, co-venturer, employee, investor, or otherwise, in any substantial business activity whatsoever.

               (f) The Company has bargained for the covenants set forth in this Section 7 in consideration for the experience, knowledge and information he will gain and the substantial compensation he may earn under this Agreement.

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          8.  Inventions and Patents.  Employee agrees that all inventions,
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innovations, improvements, developments, methods, designs, analyses, drawings, processes, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company or its predecessor (a "Work Product") belong to the Company or such Subsidiary. Employee will promptly disclose such Work Product to the Company and perform all actions reasonable requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). Employee will, at the discretion and under the direction of the Company and at the Company's expense, procure for the Company or its nominee such patents or other protection covering such inventions or discoveries in the United States and/or in any and/or all other countries. Employee agrees that remuneration received as such employee shall constitute his sole right of compensation for the performance of the obligations contained in respect of such inventions or discoveries.

          9.  Illegality.  The covenants of Employee in Sections 7 and 8 hereof
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shall each be construed as an agreement independent of any other provision in this Agreement. Company and Employee hereby expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding upon the parties hereto. The parties further acknowledge that it is their intention that the provisions hereof be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision hereof is determined by a court of law to be overly broad or unenforceable, the parties hereto agree to the modification of such provisions to the minimum extent required to make them valid and enforceable.

          10.  Modification of Agreement.  This Agreement may be modified by the
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parties hereto only by a written supplemental agreement executed by both parties.

          11.  Notice.  Any notice required or permitted to be given hereunder
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shall be deemed given when received in writing by the other party at the address below:

               If to Corporation:

               CalComp Technology, Inc.
               2411 West La Palma Avenue
               Anaheim, CA  92801
               Attention:  President

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               If to Employee:

                  Andreas Bibl
               --------------------------------
                  588 Harrington Ave
               --------------------------------
                  Los Altos CA 94024
               --------------------------------

or to such other address as either party hereto may specify, in writing, from time to time.

          12.  Waiver of Breach.  The waiver by either party of any breach of
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any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          13.  Mediation.  Any dispute arising out of this Agreement shall be
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submitted to mediation in Anaheim, California before a mediator jointly selected by the parties to the mediation prior to the filing of any action for enforcement of this Agreement, and such mediation proceedings shall not stay the statute of limitations applicable to the action. Should suit be brought to enforce any provision of this Agreement.

          14.  Titles.  The titles of the Articles herein are for convenience of
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reference only and are not to be considered in construing this Agreement.

          15.  Governing Law.  This Agreement has been executed and delivered in
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the State of California, and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State.

          16.  Entire Agreement.  This Agreement contains the entire contract of
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the parties with respect to the subject matter hereof and supersedes all prior agreement or understandings between the parties, there being no extraneous agreements.

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          INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this
Agreement as of the date and year first written above.


                              /s/ Andreas Bibl
                              ------------------------------------------------
                              (Employee's Signature)

                                  Andreas Bibl
                              ------------------------------------------------
                              (Employee's Printed Name)


                              CALCOMP TECHNOLOGY, INC.


                              By:  /s/ Gary R. Long
                                   --------------------------------------------

                              Its: Gary R. Long, President
                                   --------------------------------------------

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